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                                                                      Exhibit 4
                             STOCK OPTION AGREEMENT

        This agreement, dated as of the 1st day of March 2002 (the "Grant Date") by and between MRV Communications, Inc., a Delaware corporation (hereinafter called the "Company"), and Candy Glazer (the "Optionee");

                                   WITNESSETH

        Whereas, the Company has adopted the Candy Glazer Stock Option Plan (the "Plan") to permit options to be granted to Candy Glazer (the "Optionee") to purchase common shares of the Company; and

        Whereas, the Optionee is a consultant to the Company and the Company desires that she remain as such, and to secure or increase her stock ownership in the Company in order to increase her incentive and personal interest in the welfare of the Company;

        Now, therefore, in consideration of the promises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

        1. Subject to the terms and conditions set forth herein, the Company grants to the Optionee the option to purchase from the Company all or any part of an aggregate amount of 80,000 common shares of the Company's authorized and unissued or, at the option of the Company, treasury stock if available (hereinafter, the "Optioned Shares").

        2. The price per share (the "Option Price") to be paid for the Optioned Shares shall be two dollars and seventy cents (US $2.70) per share. The Option Price shall be paid in United States dollars.

        3. The Optioned Shares shall vest immediately upon the Grant Date.

        4. The option herein granted may be exercised only by written notice of intent to exercise the option, served upon the secretary of the Company at its offices at 20415 Nordhoff Street, Chatsworth, California 91311 specifying the number of shares in respect of which the option is being exercised, accompanied by payment for such shares in cash or by certified check or bank draft to the order of the Company. Such shares, upon payment of the purchase price, shall be fully paid and nonassessable.

5.      Optionee represents and warrants to the Company as follows:

        (a) She acknowledges that as a condition to the exercise of any portion of the Optioned Shares, the Company may require the Optionee to make any representation and/or warranty to the Company as may, in the reasonable judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the Optioned Shares are being acquired only for investment and without any present intention to sell or distribute such shares in the absence of effective registration statement or an available exemption under the Securities Act of 1933 (the "Act") if , in the opinion of counsel for the Company, such a representation is required under the Act or any other applicable law, regulation or rule of any governmental agency; provided, however, that in accordance with the provisions of the Letter Agreement the Company shall use its best efforts (including without limitation the timely filing of a registration statement under the Act and any registration or qualification required by applicable state securities laws) to achieve compliance with the Act or such other law, regulation or rule, as applicable, without any such representation or warranty by Optionee.

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        (b) She acknowledges that until the Optioned Shares have been registered under the Act, the Company will to the extent determined by the Company's legal counsel to be required by applicable law affix legend in substantially the following form to the certificates evidencing the Optioned Shares:

               The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, pledged, hypothecated, donated, or otherwise transferred, whether or not for consideration, unless either the securities have been registered under said Act or an exemption from such registration requirement is available. If the Shares are to be sold or transferred pursuant to an exemption from the registration requirement, the Company may require a written opinion of counsel, reasonably satisfactory to counsel for Company, to the effect that registration is not required

               The Company shall without charge offer to substitute an unlegended certificate for any legended certificate promptly after the Optioned Shares represented by such legended certificate first become eligible for sale by Optionee pursuant to Rule 144(k) (or any successor provision) under the Act.

        (c) Until the Optioned Shares have been registered under the Act, prior to any proposed sale, pledge, hypothecation, gift, or other transfer, for value or otherwise, of any or all of the Optioned Shares or of any interest therein other than a sale in compliance with the requirements of Rule 144 under the Act (hereinafter, a "Transfer"), Optionee shall give written notice to the Company describing the Transfer. Optionee shall not effect any Transfer unless and until
(i) the Company receives an opinion of Optionee's counsel, in form and substance reasonably acceptable to counsel for the Company, that the Transfer may be effected without registration under the Act and without registration or qualification under applicable state securities laws (provided, however, that no such opinion shall be required in connection with any bona fide gift of the Optioned Shares to a member of Optionee's immediate family or a charitable or educational institution), and (ii) satisfaction of such other conditions as may be reasonably required by counsel to the Company in order to assure compliance with the Act and with applicable state securities laws.

        6. The option herein granted shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

        7. The option granted hereunder shall expire and become unexercisable on or before the earliest of the following dates, whichever is applicable: (i) 10 years from the Grant Date; (ii) voluntary termination of the consulting position from the Company by the Optionee (iii) ninety days after the date of the Optionee's termination of her consulting position from the Company for cause by the Company; or (iii) the date that is one year following the Optionee's termination of her consulting position from the Company by reason of her death, or by reason of his or her disability, whichever is applicable.

        8. If the outstanding shares of Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split or other similar event, then an equitable and proportionate adjustment shall be made in the number or kind of shares which may be issued upon exercise of the Options granted under this Agreement.

        9. As to all Optioned Shares (or any stock issued as a stock dividend thereon or any securities issued in lieu thereof or in substitution therefor), purchased by the Optionee or her personal representative upon the exercise of any portion of the option herein granted, the Board or Compensation Committee, in its sole discretion, may require that the Optionee or her personal representative, as the case may be, agree to any of the following conditions:

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        10. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the option herein granted shall have been exercised with respect thereto and a stock certificate issued therefor. Optionee acknowledges and agrees that this option supersedes and replaces any options Optionee had or may have had with the Company or any of its affiliated corporations.

        11. The existence of the option evidence hereby shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the common stock of the Company or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

        12. As a condition of the granting of the option herein granted, the Optionee agrees, for herself and his or her personal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this agreement shall be resolved by the Board of Directors of the Company or the Compensation Committee thereof in its sole discretion, and that any interpretation by the Board or committee of any term of this agreement shall be final, binding and conclusive.

        13. If, at any time, the Board or Compensation Committee shall determine, in its discretion, that the listing, registration or qualification of the shares covered by the option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the purchase of shares thereunder, the option may not be exercised, in whole or in part, unless and until such listing, registration or qualification shall have been effected free of any conditions not acceptable to the Board or Compensation Committee.

        14. Nothing in this agreement shall be construed to confer upon the Optionee any right to continued employment with the employer corporation or to restrict in any way the right of the employer corporation to terminate his or her employment. Optionee acknowledges that in the absence of an express written employment agreement to the contrary, the employer corporation may terminate Optionee's employment with the employer corporation at any time, with or without cause. Optionee acknowledges that the option evidenced hereby is being granted to encourage such Optionee to secure or increase on reasonable terms his or her stock ownership in the Company.

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        IN WITNESS WHEREOF, the Company has caused this instrument to be exercised by its duly authorized officers, the optionee has hereunto affixed his or her hand.

                                      MRV COMMUNICATIONS, INC.


                                      By: /s/ Noam Lotan
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                                         Noam Lotan
                                         Chief Executive Officer and President

                                      OPTIONEE

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                                      Candy Glazer